Exhibit 3.8

• 0- III:. 5(164 P. PtriSt '• Iyo.2ff i likrur nroariUmal, $i/ 1 timbal Ulric, Na•Taera 88 PCil -429i 274? 144 Pee. arrnv.inuno.gcd.' Plied it irc O M N: kit CITS6-1Ail M IS MIA attE riTinsei-f6 Fii .On seerciiry a sum P.113.31.11.13 Stir VNeveda •••kirraef Rinia• Certificate of Amendment ;PURSUANT TO MRS 711.10:5 A.ND 723.3SCJ P-IT Watt SILT F A 51•1}5A lir gird s RNitellricr OPE' ONLY i ..PwriE-rEcrrrierut tqlctici a qunezirricue4goni For blisvad a Profit CurPorptic•rp5. (Putzuarrt to NRE 7$ t1 arid 71 . g..3 • Attar it•suancizof .Sto CR) y:11-1 ...1)44m.e of inupotlitforr • ONI! E• ?F The Urt'CIRS hgve b&a1 iamehrt•ded a43 folioucE:tqfpwile aide rtIntigits. rf ' tIF the Cankrinny`$ Adil ec frt ruorrim aim :Liawe Lien aFrArhfle-d IN} irr:ruliFe. aidirpur]ece dtuyi CeriliTH:m SI557.k Crum, C,.:.101} " hhRivr.., par le.edua lo'2130,0LY M oarcm., pa va . *hi-4171* by wrYi h Zhe E:ixithcilders .hnrclIng 441.1!•05 illCCM ccopimertion entitling ricfn tD esr.a-ciF.e lemst a maiirily or onting prxver, or /such grteipe proporlicua of t voting pc::Jur as may is requirna rr 1 CEL5U of a iiCle fi5i I:Sasses of sane*, tTr73.F. 'Tv be req Lcired provisions tbe .c.,irporaticifr have v•Dteci.lri frox ethc aimendrnrant i5-:.:Nat14 s;?ian:4-2i3evciinpitir.r , Effiii:d'ea den 01 fili (optivlao (nisi nal IA. hills !tango ilia zoir .%11 :3:111faft. Sig/A M -NI; (rewind) x Mr4r CIIMMg Chi 1 ro, chid Eme,irrye -37Feift.ed w aW 0:hef Ce chine Off PfeiNifik-44. 12' Cr Mier right G:i01' any 44,19 4r szrzsi miela •eir . !tun Ibt 4treneri1urc Must n•PI 11111341051 ri)f ri V.511. rr* 211.43-7neaNE cavrow reotci;F, nr ru ince" spot Nicrtiati-ho !rtmic+-!!! of Lie %V riR medi clal.6 3f is alsimeny Ihrz FinvrtimertrEe45.410124 mktretzrbE...:11 LI-15 Poway iherear. II PSI YrkNT= Factitt. Ea Tr4LF% ar} gay.* ilicrmpihm end zthrog w.$9 rine pram. ;et. c„;,• ea:Ise iph, Wog ED be rejeomi .tm •',717" :L1:51' Q., a Ired pc .71i19 ?fts. KevaOs 4;34zilit ' Andnn tofirr